UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) March 14, 2006
                                                      --------------


                          OBN HOLDINGS, INCORPORATED
                         ----------------------------
             (Exact name of registrant as specified in its charter)



       NEVADA                         000-51021               81-0592921
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(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)



         8275 South Eastern Avenue, Suite 200, Las Vegas, NV 89123
        --------------------------------------------------------------
                 (Address of principal executive offices)



Registrant's telephone number, including area code    (702) 435-0544
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In January 2006, the Company's board of directors approved to allow its executives to convert their accrued salaries, less $50,000 each, to shares of common stock at a conversion rate of $1.00 per share or the current market price, which ever is greater.

On March 14, 2006, Roger Neal Smith, Chief Executive Officer, converted $150,000 of his accrued salary into the Company's common stock at a price of $1.00 per share.

On March 14, 2006, Larry Taylor, Chief Financial Officer, converted $50,000 of his accrued salary into the Company's common stock at a price of $1.00 per share.










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             OBN HOLDINGS, INCORPORATED

Date:   March 17, 2006
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                                             By: /s/ Roger Neal Smith
                                                --------------------------
                                                Roger Neal Smith
                                                Chief Executive Officer,
                                                President and Director






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